Exhibit (d)(2)

1 2 3 4 5 6 7 8 123456789 XXXX Subscription Rights 12345678 Primary Subscription 12345678901234 Rights MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890 J N T C L S C O Y C . + Signature of Owner and U.S. Person for Tax Certification Holder ID COY Class Rights Cert # Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) 046XYA X R T 2 + Rights Qty Issued THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON OCTOBER 10, 2025, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). ClearBridge Energy Midstream Opportunity Fund Inc. (the “Company”) is distributing tradable subscription rights (the “Subscription Rights”) to stockholders holding shares of common stock held at the close of business on September 12, 2025 (the “Record Date”) as part of a capital increase by way of a rights offering (the “Rights Offering”). Stockholders will be allotted one Subscription Right for each existing share of common stock of the Company (a “Share”) held as of the Record Date. Stockholders may purchase 1 new Share for every 3 Subscription Rights held (the “Subscription Ratio”) at an estimated cash subscription price of $15.25 per new Share subscribed. Subscription Rights may be exercised only in integral multiples of 3. The Subscription Rights represented hereby include the over-subscription privilege for Subscription Rights holders who are Record Date Stockholders. Under the over-subscription privilege, additional Shares may be purchased by Subscription Rights holders if such Shares are available and the holder’s Subscription Rights have been exercised to the fullest extent possible. The Board of Directors has the right, in its absolute discretion, to eliminate the over-subscription privilege with respect to the Shares available for purchase pursuant to the over-subscription privilege (the “Over-Subscription Shares”) if it considers doing so to be in the best interest of the Company. The Board of Directors may make such determination at any time, without prior notice to Subscription Rights holders or others, up to and including the fifth day following the Expiration Date. Payment of the cash subscription price by recipients of this form is to be made only via payment of the estimated subscription price of per Share registered. Please note that $15.25 is an estimated price only. The subscription price will be determined on October 10, 2025, the Expiration Date (unless extended) and could be higher or lower than the estimated subscription price depending on changes in the net asset value and market price of the Shares. Any excess payment of the subscription price at the date of conversion will be refunded by Computershare Trust Company, N.A. (the “Rights Agent”). Stockholders who hold their Shares via physical share certificate or Direct Registration Statement (“DRS”) (together, “Registered Stockholders”) who choose to sell their Subscription Rights must return this form to the Rights Agent by 5:00 p.m. (Eastern time) on October 2, 2025. THE SUBSCRIPTION RIGHT IS TRANSFERABLE Registered Stockholders who choose to exercise their Subscription Rights (and their over-subscription privilege) must return this form and payment to the Rights Agent by 5:00 p.m. (Eastern time) on the Expiration Date, provided that Registered Stockholders paying by personal check must return this form and payment to the Rights Agent by 5:00 p.m. (Eastern time) on October 10, 2025. If a Registered Stockholder does not validly exercise its Subscription Rights, including Subscription Rights in excess of the nearest integral multiple of the Subscription Ratio, (or its over-subscription privilege) by submitting a properly completed form and payment by the Expiration Date, its Subscription Rights (and over-subscription privilege) will expire and become null and void without payment of compensation. FOR REGISTERED STOCKHOLDERS REMITTING PAYMENT BY PERSONAL CHECK, ANY FAILURE WHATSOEVER, REGARDLESS OF THE CAUSE OR NATURE OF SUCH FAILURE, FOR THE RIGHTS AGENT TO RECEIVE YOUR PAYMENT OF THE SUBSCRIPTION PRICE FREE AND CLEAR BY 5:00 P.M. (EASTERN TIME) ON OCTOBER 10, 2025 SHALL RESULT IN THE CANCELLATION OF YOUR EXERCISES OF SUBSCRIPTION RIGHTS, AND YOUR SUBSCRIPTION RIGHTS WILL EXPIRE NULL AND VOID WITHOUT PAYMENT OF ANY COMPENSATION THEREFOR. ClearBridge Energy Midstream Opportunity Fund Inc. Georgeson LLC Within USA, US territories & Canada 844-568-1907 ClearBridge Energy Midstream Opportunity FUND INC. SUBSCRIPTION RIGHTS OFFERING

For a more complete description of the terms and conditions of the Rights Offering, please refer to the prospectus, including the prospectus supplement dated September 12, 2025, (the “Prospectus”), which is incorporated into this certificate (the “Rights Certificate”) by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. Copies of the Prospectus are available free of charge by visiting EDGAR on the Securities and Exchange Commission’s website at http://www.sec.gov and through the Company’s Information Agent, Georgeson LLC, at (866) 856-2826.

The owner of this Rights Certificate is entitled to the number of Subscription Rights and is entitled to exercise the Subscription Rights for the number of Shares, shown on this Rights Certificate.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M. EASTERN TIME, ON OCTOBER 10, 2025.

For holders of Subscription Rights held in The Depository Trust Company, full payment of the subscription price for each Share of the Company you wish to purchase be must be made in U.S. dollars by wire transfer of immediately available funds to the account maintained by the Rights Agent. Please contact your broker for more information on the subscription process.

For Registered Stockholders, full payment of the subscription price for each Share of the Company you wish to purchase be must be made in U.S. dollars by personal check drawn upon a U.S. bank payable to the Rights Agent. Payments by cashier’s check, certified check or money order will not be accepted.

To subscribe to your shares of Common Stock, please complete Line “A” on the card below. To subscribe to your Over-Subscription Shares, please complete Line “B” below.

Please Note: Only Record Date Stockholders who have exercised their Subscription Rights in full may apply for shares of Common Stock pursuant to the Over-Subscription Privilege.

For Registered Stockholders remitting payment by personal check, any failure whatsoever, regardless of the cause or nature of such failure, for the Rights Agent to receive your payment of the subscription price free and clear by 5:00 p.m. (Eastern time) on October 10, 2025 shall result in the cancellation of your exercises of Subscription Rights, and your Subscription Rights will expire null and void without payment of any compensation therefor. Any funds that are cleared following such time will be returned to you. Registered Stockholders are therefore strongly encouraged to remit payment for exercises of your Subscription Rights by wire transfer of immediately available funds.

Payments of the subscription price for the new Shares will be held in an account until settlement one business day following the Expiration Date or, in the case of exercises of Subscription Rights held in The Depository Trust Company made after 5:00 p.m. (Eastern time) on October 14, 2025, two business days following the Expiration Date. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your Shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason. It is expected that deliveries of all new Shares subscribed for will be on October 17, 2025.

REGISTERED STOCKHOLDERS MUST RETURN THIS SUBSCRIPTION CERTIFICATE BY 5:00 P.M. (EASTERN TIME) ON OCTOBER 3, 2025 IF THEY CHOOSE TO SELL THEIR RIGHTS.

REGISTERED STOCKHOLDERS MUST RETURN THIS SUBSCRIPTION CERTIFICATE BY 5:00 P.M. (EASTERN TIME) ON OCTOBER 10, 2025 IF THEY CHOOSE TO EXERCISE THEIR RIGHTS.

Full payment of the exercise price for each share of common stock you wish to purchase be must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to the Rights Agent, or (2) cashier’s check drawn upon a U.S. bank or express money order payable to the Rights Agent, in each case in accordance with the “Instructions As To Use of The Sample Company Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent.

Payments of the exercise price for the common stock will be held in an escrow account until five business days following the Expiration Date, unless ClearBridge Energy Midstream Opportunity Fund Inc. withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:	OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ALL of my entitlement of new shares pursuant to the basic subscription	(no. of subscription rights)	x 1/3 =	(no. of new shares)	x $[ ] = (per share)	$

EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 334 shares.

[1,000 purchase rights / 3 =334 with fractional shares rounded down to the nearest whole number].

☐ In addition, I apply for additional shares pursuant to the over-subscription privilege*		(no. of additional shares)		x $[ ] = (per share)	$

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for		(no. of new shares)		x $[ ] = (per share)	$

	Amount of check or money order enclosed				$

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

SECTION 2:	SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription and the Oversubscription Privilege in the Subscription Rights offering.

Signature of Subscriber(s)
(and address if different than that listed on this Subscription Certificate)

Telephone number (including area code)

*	You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription.

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Georgeson LLC, toll free at (866) 856-2826.